Exhibit 99.1

Cherokee Global Brands Announces Launch of Public Offering of Common Stock

•                 Provides preliminary third quarter fiscal 2017 results

•                 Provides fiscal 2017 outlook and fiscal 2018 outlook

SHERMAN OAKS, CA (November 28, 2016) – Cherokee Inc. (NASDAQ: CHKE) (“Cherokee”), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today announced the launch of a public offering of shares of its common stock, announced preliminary financial results for its third quarter fiscal 2017 and provided guidance on the fiscal years ending January 28, 2017 and February 3, 2018.

Launch of Public Offering

Cherokee today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in a public offering pursuant to an effective shelf registration statement. Roth Capital Partners is acting as the sole manager for the offering.

Cherokee expects to use the net offering proceeds to fund a portion of the proposed acquisition of Hi-Tec Sports International Holdings B.V. (the “Hi-Tec Acquisition”), as announced today. To the extent that the net proceeds are not applied to the Hi-Tec Acquisition, Cherokee intends to use such proceeds for general corporate purposes.

A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (the “SEC”) and is effective. Information about the offering is available in the preliminary prospectus supplement to be filed with the SEC. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Copies of the preliminary prospectus supplement and accompanying prospectus will be filed with the Securities and Exchange Commission and, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or email: rothecm@roth.com or by accessing the SEC’s website, www.sec.gov.

Preliminary Third Quarter Fiscal 2017 Results

For the quarterly period ended October 29, 2016, Cherokee anticipates revenues of $6.5 million, adjusted EBITDA of $1.6 million and adjusted earnings per share on a fully-diluted basis (“Adjusted EPS”) of $0.08.  Revenues were lower from the $8.1 million reported for the three months ended October 31, 2015 primarily as a result of the expected decrease in North American royalty revenues as the Company transitions its focus from Target to its new wholesale licensing partners.  As of October 29, 2016, the Company’s cash and cash equivalents amounted to $7.5 million and total debt, comprising long-term debt and current portion of long-term debt, amounted to $17.2 million.

This preliminary financial information has been prepared by management and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. These estimated preliminary results are subject to completion of the Company’s customary quarterly financial closing and review procedures and are not a comprehensive statement of its financial results for the three months ended October 29, 2016. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved in any future period. The Company’s consolidated financial statements and related notes as of and for the quarterly period ended October 29, 2016 are not expected to be filed with the SEC until December 8, 2016.

The following is a reconciliation of EBITDA and Adjusted EBITDA for the quarterly periods ended October 29, 2016 and October 31, 2015, respectively, to net income, the nearest comparable GAAP measure:

	Three months ended
	October 29, 2016	October 31, 2015
GAAP Net Income	(872)	1,546
Income Taxes	(489)	802
Interest Expense	152	169
Other Expense (Income), Net	(1)	(46)
Depreciation & Amortization	366	327
EBITDA	(844)	2,798
Transaction Costs & Professional Fees	2,448	619
Adjusted EBITDA	$1,604	$3,417

The following is a reconciliation of Adjusted EPS for the quarterly periods ended October 29, 2016 and October 31, 2015, respectively, to diluted earnings per share, the nearest comparable GAAP measure:

	Three months ended
	October 29, 2016	October 31, 2015
GAAP Net Income	(872)	1,546
Transaction Costs & Professional Fees	2,448	619
Tax attributable to Transaction Costs & Professional Fees	(879)	(212)
Adjusted Net Income

	697	1,953
GAAP Diluted Earnings Per Share	(0.10)	0.17
Adjusted EPS	0.08	0.22
Weighted Average Basic Shares Outstanding	8,713	8,713
Weighted Average Diluted Shares Outstanding	8,713	8,891

Fiscal 2017 Outlook

Cherokee is providing guidance for the fiscal 2017 year ended January 28, 2017 as follows:

•                 Revenues are anticipated to be approximately $32.0 million.

•                 Adjusted EBITDA is anticipated to be approximately $12.5 million.

•                 Adjusted EPS is anticipated to be approximately $0.76.

The fiscal 2017 guidance above does not include any potential impact of the Hi-Tec Acquisition.

Fiscal 2018 Outlook

Cherokee is providing guidance for the fiscal 2018 year ended February 3, 2018 as follows:

•                 Revenues are anticipated to be in the range of $49.0 - $50.0 million.

•                 Adjusted EBITDA is anticipated to be in the range of $19.0 - $20.0 million.

The fiscal 2018 guidance above assumes the consummation and includes the expected impact of the Hi-Tec Acquisition.

About Cherokee Global Brands

Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, and Flip Flop Shops®, a leading franchise retail chain, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license and franchise agreements with leading retailers and manufacturers that span over 50 countries in 9,000 retail locations. Its retail, franchise and e-commerce platform partnerships include: Target Stores (U.S.), Kohl’s (U.S.), Sears Canada (Canada), Walmart (Canada), Argos & Sports Direct (UK and Ireland), Flip Flop Shops® (US, Canada, Caribbean, Middle East and South Africa), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Nishimatsuya (Japan), Landmark Group’s Max Stores (certain Middle East and North Africa countries), Reliance Trends Stores (India), Ahold (Czech Republic) and the TJX Companies (U.S., Canada and Europe).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future.  When used, the words “anticipates”, “believes”, “estimates”, “plans”, “expects”, “objectives”, “goals”, “aims”, “hopes”, “may”, “might”, “will”, “likely”, “should” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding anticipated financial results, the consummation of and expected timing of the proposed Hi-Tec Acquisition, our goals or expectations for our future performance; and our preliminary estimates of our revenue, EBITDA and earnings per share.

Forward-looking statements are based on our current views, expectations and assumptions and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: the risk that our estimated interim third quarter fiscal 2017 financial results are inaccurate; the risk that our guidance for fiscal years ending January 28, 2017 and February 3, 2018  is inaccurate; the risk that the offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering; the risk that we do not consummate the Hi-Tec Acquisition on the timeline that we expect or at all; the risk that we do not realize the anticipated benefits of the Hi-Tec Acquisition; and risks related to the integration of the Hi-Tec Acquisition. These and other risks and uncertainties are discussed in more detail in the prospectus supplement under “Risk Factors” and in our periodic and current reports incorporated by reference in the prospectus supplement and the accompanying prospectus. You should not place undue reliance on the forward-looking statements we make because some or all of them may turn out to be incorrect. Forward-looking statements speak only as of the date they are made and except as required by law, we undertake no obligation to update any of the forward-looking statements we make to reflect future events and developments. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2016, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA, Adjusted EBITDA and Adjusted EPS are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission (the “SEC”). EBITDA represents operating income before depreciation and amortization expense. Adjusted EBITDA represents net income before interest expense, net, income tax expense, depreciation and amortization expense and other items that, in management’s judgment, significantly affect the assessment of our operating results between periods. Adjusted EPS represents earnings per share on a fully diluted basis before transaction costs and professional fees.

EBITDA, Adjusted EBITDA and Adjusted EPS are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We believe this information is useful to investors because it provides a basis for measuring the Company’s operating performance. In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures as an indicator of the Company’s operating performance.

The non-GAAP measures of EBITDA, Adjusted EBITDA and Adjusted EPS used in this press release may be different from similar measures used by other companies, limiting their usefulness as comparable measures. Non-GAAP financial measures should not be considered as an alternative to net income or cash flows from operating activities as an indicator of operating performance or liquidity.

Investor Contact:

Cherokee Global Brands

Jason Boling, CFO

818-908-9868

Addo Investor Relations

Andrew Greenebaum / Patricia Nir

310-829-5400